Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS
SCOTTSDALE, AZ, March 11, 2015 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) reported today results for the quarter and full year ended December 31, 2014.
Fourth Quarter 2014 Highlights

•	Increased revenue by 7% to $25 million compared to the prior quarter.

•	Invested $112 million to acquire 688 single-family homes, an 8% increase in homes owned compared to the prior quarter, bringing total investment in real estate to $1.3 billion.

•	Increased the number of leased properties by 463 properties, or 7%, compared to the prior quarter.

•	Continued strong occupancy of 92% on stabilized properties and 81% on the total portfolio.

•	Raised rents by an average of 4.2% on renewals.

•	Achieved 72% retention on renewals.

•	Owned $21 million in short-term private mortgage loans with a weighted-average interest rate of 11.9%.

•	Core FFO attributable to common stockholders was $2.8 million, or $0.09 per diluted share.

•	FFO attributable to common stockholders was $1.2 million, or $0.04 per diluted share.

Full Year 2014 Highlights

•	Invested $457 million to acquire 2,839 single-family homes.

•	Grew the portfolio 46% to 8,893 single-family homes located in 13 states.

•	Increased revenue by 129% to $87 million compared to the prior year.

•	Core FFO attributable to common stockholders was $12.4 million, or $0.38 per diluted share.

•	FFO attributable to common stockholders was $8.5 million, or $0.26 per diluted share.

•	Ratio of total debt to total gross assets was 54% as of year-end.

•	Raised $341 million in gross proceeds, with an effective weighted average of the fixed-rate spreads of LIBOR plus 2.11%, through the securitization of a portfolio of 2,876 single-family homes.

“2014 was another year of strong performance for American Residential Properties,” said Stephen G. Schmitz, Chairman and Chief Executive Officer.  “We more than doubled our revenue to $87 million and delivered core FFO attributable to common stockholders of $12 million, a 143% increase from last year. For the full year, we increased our portfolio by 46% over 2013, deploying $457 million to acquire over 2,800 single family homes bringing our portfolio to 8,893 homes for a total investment of $1.3 billion. We have curtailed our acquisition activity and during 2015, we are focusing on refining our operating platform, including further regionalization of certain operating functions to advance efficiencies, driving revenue growth by aggressively managing rents and retention plus selectively selling non-core properties to create value for our shareholders."

Fourth Quarter 2014 Financial Results
Total Revenue
Total revenue for the quarter ended December 31, 2014 increased $1.7 million to $25.2 million, compared to $23.5 million for the quarter ended September 30, 2014, and increased $12.0 million, compared to $13.2 million for the quarter ended December 31, 2013. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from leasing an additional 463 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended December 31, 2014 increased $3.3 million to $(12.5) million, or $(0.39) per diluted share, compared to $(9.2) million, or $(0.28) per diluted share, for the quarter ended September 30, 2014, and increased $4.1 million, compared to $(8.4) million, or $(0.26) per diluted share, for the quarter ended December 31, 2013. The increase in net loss attributable to common stockholders from the prior quarter is primarily attributable to an increase in depreciation expense due to the increase in our portfolio of single-family homes and an increase in interest expense related to higher average outstanding debt incurred to expand our portfolio.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended December 31, 2014 decreased $1.8 million to $1.2 million, or $0.04 per diluted share, compared to $2.9 million, or $0.09 per diluted share, for the quarter ended September 30, 2014, and increased $2.0 million compared to $(0.8) million, or $(0.03) per diluted share, for the quarter ended December 31, 2013.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended December 31, 2014 decreased $1.0 million to $2.8 million, or $0.09 per diluted share, compared to $3.8 million, or $0.12 per diluted share, for the quarter ended September 30, 2014, and increased $2.8 million, compared to $0.0 million, or $0.00 per diluted share, for the quarter ended December 31, 2013.
Full Year 2014 Financial Results
Total Revenue
Total revenue for the year ended December 31, 2014 increased $48.9 million to $86.9 million, compared to $38.0 million for the year ended December 31, 2013. The increase in total revenue from the prior year is primarily attributable to higher rental income generated from leasing an additional 2,645 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the year ended December 31, 2014 increased $12.0 million to $(37.0) million, or $(1.15) per share, compared to $(25.0) million, or $(0.92) per share, for the year ended December 31, 2013. The increase in net loss attributable to common stockholders from the prior year is primarily attributable to an increase in depreciation expense due to the increase in our portfolio of single-family homes and an increase in interest expense related to higher average outstanding debt incurred to expand our portfolio, which were offset by an increase in operating results due to ongoing stabilization of the portfolio.
FFO and Core FFO Attributable to Common Stockholders
FFO attributable to common stockholders for the year ended December 31, 2014 increased $12.0 million to $8.5 million, or $0.26 per diluted share, compared to $(3.5) million, or $(0.13) per diluted share, for the year ended December 31, 2013.
Core FFO attributable to common stockholders for the year ended December 31, 2014 increased $7.3 million to $12.4 million, or $0.38 per diluted share, compared to $5.1 million, or $0.19 per diluted share, for the year ended December 31, 2013.
Portfolio Highlights
Real Estate Acquisitions
From October 1, 2014 to December 31, 2014, the Company acquired 688 single-family homes, including 162 in Texas, 93 in Tennessee, 85 in North Carolina, 300 in Georgia and 48 in Florida, and incurred renovation and re-tenancy costs on the Company’s existing portfolio, for a total capital investment of approximately $127 million.
Portfolio
As of December 31, 2014, the Company owned 8,893 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total capital investment of approximately

$1.3 billion. As of December 31, 2014, approximately 92% of the Company’s stabilized portfolio was leased and approximately 81% of the total portfolio was leased.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total Portfolio of single-family homes
Self-managed homes	8,299	7,613	6,595	6,152
Self-managed % leased	79.3%	80.1%	87.6%	80.0%
Preferred operator program homes	594	610	610	610
Preferred operator program % leased	100.0%	100.0%	100.0%	100.0%
Total Homes	8,893	8,223	7,205	6,762
Total % Leased	80.7%	81.6%	88.6%	81.0%
Portfolio of stabilized single-family homes
Self-managed homes	7,247	6,572	6,099	5,277
Self-managed % leased	90.8%	92.8%	94.7%	92.7%
Preferred operator program homes	594	610	610	610
Preferred operator program % leased	100.0%	100.0%	100.0%	100.0%
Total Homes	7,841	7,182	6,709	5,887
Total % Leased	91.5%	93.4%	95.2%	93.4%
Recent Developments
For the period from January 1, 2015 to February 28, 2015, the Company acquired 123 single-family homes for a total purchase price of approximately $22 million and contracted to acquire 30 additional homes for a total purchase price of approximately $5 million. Of the homes the Company acquired or contracted to acquire during this period, 90 homes are in Tennessee, 32 homes are in Georgia, 26 homes are in Texas, 4 homes are in North Carolina, and 1 home is in Florida. There is no assurance that the Company will close on the properties it has under contract.
Conference Call
The Company will host a conference call commencing at 11:00 AM Eastern Daylight Time on Thursday, March 12, 2015, to discuss its financial results for the quarter and full year ended December 31, 2014 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 39142753. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.americanresidentialproperties.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning March 12, 2014 at 1:30 PM Eastern Daylight Time, until March 26, 2014 at 11:59 PM Eastern Daylight Time. To access the replay, dial (888) 843-7419 and use conference ID 35088377#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans for further operational efficiencies, managing rent increases and retention. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	December 31, 2014 (unaudited)	December 31, 2013
Assets
Investment in real estate:
Land	$249,151	$158,795
Building and improvements	1,042,954	627,881
Furniture, fixtures and equipment	9,508	6,930
	1,301,613	793,606
Less: accumulated depreciation	(58,010)	(18,058)
Investment in real estate, net	1,243,603	775,548
Mortgage financings	21,097	43,512
Cash and cash equivalents	21,270	24,294
Restricted cash	11,473	—
Acquisition deposits	2,561	282
Rents and other receivables, net	4,583	2,949
Deferred leasing costs and lease intangibles, net	3,391	2,454
Deferred financing costs, net	13,037	6,558
Investment in unconsolidated ventures	25,691	26,611
Goodwill	3,500	3,500
Other, net	10,567	8,494
Total assets	$1,360,773	$894,202
Liabilities and Equity
Liabilities:
Revolving credit facility	$311,000	$169,000
Exchangeable senior notes	102,188	99,377
Securitization loan, net	340,675	—
Accounts payable and accrued expenses	23,507	12,862
Security deposits	7,919	3,995
Prepaid rent	2,919	1,549
Total liabilities	788,208	286,783
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding at December 31, 2014 and 2013	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,195,280 and 32,171,102 shares issued and outstanding at December 31, 2014 and 2013, respectively	322	322
Additional paid-in capital	628,662	628,210
Other comprehensive loss	(96)	—
Accumulated deficit	(68,101)	(31,122)
Total American Residential Properties, Inc. stockholders’ equity	560,787	597,410
Non-controlling interests	11,778	10,009
Total equity	572,565	607,419
Total liabilities and equity	$1,360,773	$894,202

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Self-managed rental revenue	$22,939	$10,680	$76,757	$26,110
Preferred operator rental revenue	1,175	926	5,126	6,244
Management services (related party)	72	115	393	442
Interest and other	985	1,515	4,588	5,164
Total revenue	25,171	13,236	86,864	37,960
Expenses:
Property operating and maintenance	7,148	3,621	21,485	8,536
Real estate taxes	3,776	2,780	14,787	6,095
Homeowners’ association fees	640	424	2,145	1,170
Acquisition	758	140	937	3,890
Depreciation and amortization	14,338	7,826	47,298	22,193
General, administrative and other	3,749	4,056	15,023	16,374
Interest	7,604	2,856	22,664	5,113
Total expenses	38,013	21,703	124,339	63,371
Loss from continuing operations before equity in net income of unconsolidated ventures	(12,842)	(8,467)	(37,475)	(25,411)
Equity in net (loss) income of unconsolidated ventures	72	(50)	(158)	60
Net loss	(12,770)	(8,517)	(37,633)	(25,351)
Net loss attributable to non-controlling interests	231	139	654	368
Net loss attributable to common stockholders	$(12,539)	$(8,378)	$(36,979)	$(24,983)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.39)	$(0.26)	$(1.15)	$(0.92)
Weighted-average number of shares of common stock outstanding	32,156,181	32,124,930	32,143,934	27,130,348

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds From Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss	$(12,770)	$(8,517)	$(37,633)	$(25,351)
Add: Depreciation and amortization of real estate assets	14,061	7,686	46,393	21,817
Less: Gain on sale of real estate	(111)	—	(111)	—
FFO	$1,180	$(831)	$8,649	$(3,534)
FFO attributable to common stockholders(1)	$1,159	$(818)	$8,499	$(3,483)
FFO per share of common stock
Basic	$0.04	$(0.03)	$0.26	(0.13)
Diluted	$0.04	(0.03)	0.26	(0.13)
Weighted-average number of shares of common stock outstanding:
Basic	32,156,181	32,124,930	32,143,934	27,130,348
Diluted(2)	32,815,752	32,124,930	32,759,072	27,130,348

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.18% and 98.40%, for the three months ended December 31, 2014 and 2013, respectively, and 98.26% and 98.55% for the twelve months ended December 31, 2014 and 2013, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
FFO	$1,180	$(831)	$8,649	$(3,534)
Add: Non-recurring cash compensation paid upon completion of the IPO	—	—	—	1,000
Add: Non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO	—	—	—	3,142
Add: Acquisition expense(1)	758	140	937	3,890
Add: Severance expense	113	430	113	430
Add: Non-cash interest expense related to amortization of discount on exchangeable senior notes	817	266	2,928	266
Core FFO	$2,868	$5	$12,627	$5,194
Core FFO attributable to common stockholders(2)	$2,816	$5	$12,407	$5,119
Core FFO per share of common stock
Basic	$0.09	$—	$0.39	$0.19
Diluted	$0.09	$—	$0.38	$0.19
Weighted-average number of shares of common stock outstanding:
Basic	32,156,181	32,124,930	32,143,934	27,130,348
Diluted(3)	32,815,752	32,684,249	32,759,072	27,535,807

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.18% and 98.40%, for the three months ended December 31, 2014 and 2013, respectively, and 98.26% and 98.55% for the twelve months ended December 31, 2014 and 2013, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of December 31, 2014, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment (thousands)	Average Investment Per Home (1)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,380	$202,751	$146,921	92.7%	17	1,713
Dallas-Fort Worth, TX	1,093	$179,502	$164,229	79.3%	11	2,114
Houston, TX	1,106	$164,524	$148,756	90.7%	7	1,934
Atlanta, GA	1,062	$155,622	$146,536	54.0%	16	2,099
Nashville, TN	744	$131,093	$176,200	81.3%	11	1,913
Florida	625	$86,531	$138,450	61.0%	13	1,722
Other Texas	375	$66,998	$178,662	87.2%	10	1,978
Chicago, IL	511	$66,790	$130,705	100.0%	55	1,406
Charlotte, NC-SC	376	$60,411	$160,666	64.6%	10	2,051
Inland Empire, CA	213	$38,516	$180,825	95.8%	16	1,915
Indianapolis, IN	538	$38,034	$70,695	83.1%	52	1,321
Raleigh, NC	240	$36,722	$153,008	78.8%	9	1,746
Winston-Salem, NC	234	$29,560	$126,324	88.5%	12	1,426
Other California	80	$10,608	$132,594	95.0%	36	1,335
Las Vegas, NV	68	$7,505	$110,373	85.3%	15	1,553
Other MSA/Metro Divisions	248	$36,861	$148,634	81.9%	10	1,639
Total/Weighted Average	8,893	$1,312,028	$147,535	80.7%	17	1,829
 ______________

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of December 31, 2014, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home (1)	Average Capital Expenditures Per Home (2)	Average Investment Per Home (3)	Aggregate Investment (thousands)	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,380	$138,109	$8,812	$146,921	$202,751	92.7%	17	1,713	$1,033	8.5%
Dallas-Fort Worth, TX	1,093	$153,039	$11,190	$164,229	$179,502	79.3%	11	2,114	$1,486	10.9%
Houston, TX	1,106	$141,311	$7,445	$148,756	$164,524	90.7%	7	1,934	$1,400	11.3%
Atlanta, GA	1,062	$136,381	$10,155	$146,536	$155,622	54.0%	16	2,099	$1,216	10.4%
Nashville, TN	744	$164,612	$11,588	$176,200	$131,093	81.3%	11	1,913	$1,417	9.7%
Florida	625	$127,097	$11,353	$138,450	$86,531	61.0%	13	1,722	$1,135	10.3%
Other Texas	375	$167,071	$11,591	$178,662	$66,998	87.2%	10	1,978	$1,608	10.9%
Charlotte, NC-SC	376	$153,317	$7,349	$160,666	$60,411	64.6%	10	2,051	$1,224	9.5%
Inland Empire, CA	213	$156,561	$24,264	$180,825	$38,516	95.8%	16	1,915	$1,414	9.4%
Raleigh, NC	240	$145,011	$7,997	$153,008	$36,722	78.8%	9	1,746	$1,220	9.8%
Indianapolis, IN	455	$65,493	$9,469	$74,962	$34,108	80.0%	50	1,351	$821	12.7%
Winston-Salem, NC	234	$122,636	$3,688	$126,324	$29,560	88.5%	12	1,426	$1,094	10.4%
Other California	80	$110,753	$21,841	$132,594	$10,608	95.0%	36	1,335	$1,074	9.7%
Las Vegas, NV	68	$97,738	$12,635	$110,373	$7,505	85.3%	15	1,553	$1,043	11.0%
Other MSA/Metro Divisions	248	$140,842	$7,792	$148,634	$36,861	81.9%	10	1,639	$1,241	10.2%
Total/Weighted Average	8,299	$139,569	$10,005	$149,574	$1,241,312	79.3%	15	1,861	$1,256	10.2%
______________

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of December 31, 2014. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, HOA fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Preferred Operator Program Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes that the Company’s preferred operators manage by MSA and metro division as of December 31, 2014, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Aggregate Investment (thousands)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Home Paid by Preferred Operator to Us (3)	Annual Rent as a Percentage of Average Investment Per Home (4)
Chicago, IL	511	$130,705	$66,790	100%	55	1,406	$794	7.3%
Indianapolis, IN	83	$47,302	$3,926	100%	59	1,160	$354	9.0%
Total/Weighted Average	594	$119,051	$70,716	100%	56	1,372	$733	7.4%
 ______________

(1)
Represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under its preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease.

(3)	Represents the initial annual base rent payable to the Company by the preferred operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease.

(4)
Represents annualized average monthly rent paid by the preferred operator to the Company as a percentage of the Company’s average investment per home. The rent paid by the preferred operator is net of all taxes, insurance, other expenses and capital expenses (including significant capital improvements) for which the preferred operator is responsible.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Stabilized(1) Single-Family Homes —Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,379	$146,968	1,279	100	92.7%
Houston, TX	1,092	$148,475	1,003	89	91.8%
Dallas-Fort Worth, TX	935	$163,541	867	68	92.7%
Nashville, TN	649	$174,198	605	44	93.2%
Atlanta, GA	632	$136,960	573	59	90.7%
Indianapolis, IN	513	$71,286	447	66	87.1%
Chicago, IL	511	$130,705	511	—	100.0%
Florida	460	$128,852	381	79	82.8%
Other Texas	361	$177,648	327	34	90.6%
Charlotte, NC-SC	259	$154,975	243	16	93.8%
Winston-Salem, NC	234	$126,324	207	27	88.5%
Raleigh, NC	218	$150,292	189	29	86.7%
Inland Empire, CA	213	$180,825	204	9	95.8%
Other California	80	$132,594	76	4	95.0%
Las Vegas, NV	67	$110,821	58	9	86.6%
Other MSA/Metro Divisions	238	$148,285	203	35	85.3%
Total/Weighted Average	7,841	$145,185	7,173	668	91.5%
 ______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of December 31, 2014, 493 homes were available for rent and 175 homes were undergoing renovation.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Stabilized(1) Single-Family Homes—Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,379	146,968	1,279	100	92.7%
Houston, TX	1,092	148,475	1,003	89	91.8%
Dallas-Fort Worth, TX	935	163,541	867	68	92.7%
Nashville, TN	649	174,198	605	44	93.2%
Atlanta, GA	632	136,960	573	59	90.7%
Florida	460	128,852	381	79	82.8%
Indianapolis, IN	430	75,915	364	66	84.7%
Other Texas	361	177,648	327	34	90.6%
Charlotte, NC-SC	259	154,975	243	16	93.8%
Winston-Salem, NC	234	126,324	207	27	88.5%
Raleigh, NC	218	150,292	189	29	86.7%
Inland Empire, CA	213	180,825	204	9	95.8%
Other California	80	132,594	76	4	95.0%
Las Vegas, NV	67	110,821	58	9	86.6%
Other MSA/Metro Divisions	238	148,285	203	35	85.3%
Total/Weighted Average	7,247	147,327	6,579	668	90.8%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of December 31, 2014, 493 homes were available for rent and 175 homes were undergoing renovation.